Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 16, 1999 in the Pre-Effective Amendment No. 1 to the Registration Statement (Form SB-2 No. 333-37648) and related Prospectus of forestindustry.com, Inc. (formerly Autoeye Inc.) for the registration of up to 1,000,000 shares of its common stock issuable upon the conversion of Series A convertible preferred stock and 703,866 shares of its common stock to be offered for resale.



Vancouver, Canada                         /s/  ERNST & YOUNG LLP
September 22, 2000.                            Chartered Accountants